                                                                     EXHIBIT 5.1

                                 [LETTERHEAD]



                                March 14, 2000


Inchorus.com
2401 Mission College Blvd., Suite 259
Santa Clara, California  95054

     Re:  Inchorus.com
          Registration Statement on Form S-8
          2,450,250 shares of Common Stock issuable upon
          exercise of options granted under 1999 Stock Option Plan 1999; Stock Holiday Bonus Plan and a Settlement Agreement
          ---------------------------------------------------------

Gentlepersons:

     We are counsel to Inchorus.com, a Nevada corporation (the "Company"). We have assisted the Company in its preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), registering 2,450,250 shares of common stock, $.001 par value, of the Company (the "Common Stock") issuable upon exercise of options granted and to be granted under the Company's 1999 Stock Option Plan (the "Plan"), 1999 Holiday Bonus Plan (the "Bonus") and a Settlement Agreement (the "Agreement").

     In rendering this opinion, we have considered such questions of law and examined such statutes and regulations, corporate records, certificates and other documents and have made such other examinations, searches and investigations as we have considered necessary. In such examinations we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or as photocopies or telecopies. We have not made an independent examination of the laws of any jurisdiction other than California and the federal laws of the United States, and we do not express or imply any opinions in respect to the laws of any other jurisdiction. The opinions expressed herein are based on legislation and regulations in effect on the date hereof.

     Based on and subject to the foregoing, we are of the opinion that the Common Stock, when issued pursuant to the exercise of options under the Plan, the Bonus and the Agreement and the purchase price therefor has been paid, will be duly and validly issued, fully paid and nonassessable shares of Common Stock.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act.

                              Very truly yours,

                              /s/ SILICON VALLEY LAW GROUP

                              SILICON VALLEY LAW GROUP